NORTHWEST EQUITY CORP.

                             234 Keller Avenue South
                             Amery, Wisconsin 54001
                                 (715) 268-7105



                                                                   June 26, 1996




Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Northwest Equity Corp. (the "Company"), the holding company for Northwest Savings Bank (the "Bank"). The meeting will be held on Tuesday, August 13, 1996, at 2:00 p.m., Amery, Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001.

         The attached Notice of Annual of Shareholders and Proxy Statement describes the formal business to be conducted at the Annual Meeting. A copy of the Company's Annual Report for the fiscal year ended March 31, 1996, also is enclosed. Directors and officers of the Company, as well as a representative of Keller & Yoder, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that shareholders may have.

         The vote of every shareholder is important to ensure a quorum is present and that the necessary business can be conducted at the meeting. Please sign and return the enclosed appointment form of proxy promptly in the postage-paid envelope provided, regardless of whether you are able to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person even if you have already mailed your Proxy.

         On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your investment and trust in Northwest Equity Corp.


                                         Sincerely yours,


                                         Brian L. Beadle

                                         Brian L. Beadle
                                         President, Chief Executive Officer and
                                         Chief Financial Officer

                             NORTHWEST EQUITY CORP.

                             234 Keller Avenue South
                             Amery, Wisconsin 54001
                                 (715) 268-7105
                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on August 13, 1996
                                  -------------

To Holders of Common Stock of Northwest Equity Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Northwest Equity Corp. (the "Company") will be held on Tuesday, August 13, 1996, at 2:00 p.m., Amery Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001. The Annual Meeting is for the purpose of considering and voting upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement:

     1. The election of two directors each for a three year term, and in each case until their successors are elected and qualified;

     2. The ratification of the appointment of Keller & Yoder as independent auditors of the Company for the fiscal year ending March 31, 1997; and

     3. Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other such business.

         The Board of Directors has established June 7, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting. The Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

                                         By Order of the Board of Directors


                                         James L. Moore

Amery, Wisconsin                         James L. Moore
June 26, 1996                            Secretary

================================================================================
TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
================================================================================

                             NORTHWEST EQUITY CORP.


                             234 Keller Avenue South
                             Amery, Wisconsin 54001
                                 (715) 833-7700


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On August 13, 1996
                          -----------------------------


         This Proxy Statement is being furnished to holders of common stock, $1.00 par value per share (the "Common Stock"), of Northwest Equity Corp. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, August 13, 1996, at 2:00 p.m., Amery, Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001 and at any adjournments or postponements thereof.

         The 1996 Annual Report to Shareholders, including the Company's consolidated financial statements for the fiscal year ended March 31, 1996, accompanies this Proxy Statement and appointment form of proxy (the "proxy"), which are being mailed to shareholders on or about June 26, 1996.

         Only shareholders of record at the close of business on June 7, 1996 (the "Voting Record Date") will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. On the Voting Record Date, there were 945,392 shares of Common Stock outstanding and the Company had no other class of securities outstanding.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. As to the election of directors, the proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under the Wisconsin Business Corporation Law (the "WBCL"), directors are elected by a plurality of the votes cast with a quorum present and shareholders do not have a right to cumulate their votes for the election of directors unless the articles of incorporation provide otherwise. The Company's Articles of
Incorporation do not provide cumulative voting rights for the election of directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to ratify the appointment of Keller & Yoder as auditors of the Company for the fiscal year ending March 31, 1997. Abstentions are included in the determination of shares present and voting for purposes of whether a quorum exists, while broker non-votes are not. Neither abstentions nor broker non-votes are counted in determining whether a matter has been approved. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

As provided in the Company's Articles of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "10% Limit") are not entitled to any vote in respect of the shares held in excess of the 10% Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as such persons acting in concert with, such person or entity. The Company's Articles of Incorporation authorize the Board (i) to make all determinations necessary to implement and apply the 10% Limit, including determining whatever persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% Limit supply information to the Company to enable the Board to implement and apply the 10% Limit.

         Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the directions given thereon. Where no instructions are indicated, signed proxies will be voted FOR the election of each of the nominees for director named in this Proxy Statement and FOR ratification of the appointment of Keller & Yoder as independent auditors of the Company for the fiscal year ending March 31, 1997. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

         Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (James L. Moore, Secretary, Northwest Equity Corp., 234 Keller Avenue South, Amery Wisconsin 54001); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournments or postponements thereof and will not be used for any other meeting.

         The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited by personal interview or by telephone, in addition to the use of the mails by directors, officers and regular employees of the Company and Northwest Savings Bank (the "Bank"), without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

         Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 1996 (except as noted otherwise below) by: (i) each shareholder known to the Company to beneficially own more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) each director and director nominee of the Company, (iii) the executive officer of the Company appearing in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Members of the Board of Directors of the Company also serve as directors of the Bank.

                                                 Number of Shares
                                                   Beneficially
       Name                                          Owned(1)  Percent of Class
       ----                                          --------  ----------------
Northwest Savings Bank
Employee Stock Ownership Trust(2). ..................   87,503       9.3%
Heartland Advisors, Inc.(3). ........................  100,000      10.6%
John Hancock Advisers, Inc..(4) .....................   71,000       7.5%
Donald J. Ripp(5). ..................................   52,000       5.5%
Brian L. Beadle(6)(7)(8)... .........................   36,612       3.7%
Gerald J. Ahlin(7). .................................   10,295       1.1%
Vern E. Albrecht(7)..................................   14,500       1.5%
James A. Counter(7). ................................    1,525        *
Michael D. Jensen(7). ...............................   34,025       3.6%
Donald M. Michels(7). ...............................    5,120        *
Norman M. Osero(7). .................................   12,875       1.4%
All directors, director nominees and
executive officers as a group(8 persons)(6)(7)(8)....  110,475      11.7%

- - ----------------------
* Amount represents less than 1% of the total shares of Common Stock outstanding on the Voting Record Date.
(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and/or investment power.
(2) Emjay Corporation (the "Trustee") is the trustee for the Northwest Savings Bank Employee Stock Ownership Trust. The Trustee's address is 4600 North Port Washington Road, Milwaukee, Wisconsin 53217.
(3) Based upon a Schedule 13G, dated February 9, 1996, filed with the Company under the Exchange Act, by Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.
(4) Based upon a Schedule 13G, dated January 26, 1996, filed with the Company under the Exchange Act, by John Hancock Advisers, Inc., John Hancock Place, P.O. Box 111, Boston, MA 02199.
(5) Based upon a Schedule 13D, dated December 14, 1994, filed with the Company under the Exchange Act, by Donald J. Ripp, 10575 W. Forest Home Avenue, P.O. Box 301, Hales Corners, Wisconsin 53130-0301.
(6) Includes shares of Common Stock awarded to certain executive officers under the Company's stock incentive plan that are subject to vesting requirements. Recipients of restricted stock awards may direct voting prior to vesting.
(7) Does not include options for shares of Common Stock which do not vest within 60 days of the Voting Record Date which have been awarded to certain executive officers and directors under the Company's stock option plan.
(8) Includes shares of Common Stock allocated to certain executive officers under the Northwest Savings Bank Employee Stock Ownership Plan, for which such individuals possess shared voting power.
          Mr. Beadle was allocated 2,262 shares and Mr. Moore was allocated 1,425 shares.

                      MATTERS TO BE VOTED ON AT THE ANNUAL
                                MEETING MATTER 1
                              ELECTION OF DIRECTORS

         Pursuant to the Articles of Incorporation of the Company, at the first annual meeting of shareholders of the Company held on August 8, 1995, directors of the Company were divided into three classes as equal in number as possible. Directors of the first class were elected to hold office for a term expiring at the first succeeding annual meeting, directors of the second class were elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class were elected to hold office for a term expiring at the third succeeding annual meeting, and in each case until their successors are elected and qualified. At each subsequent annual meeting of shareholders, one class of directors, or approximately one-third of the total number of directors, are to be elected for a term of three years. There are no family relationships among any of the directors and/or executive officers of the Company. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. All of the proposed nominees currently serve as directors of the Bank. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as director if elected.

         The following table presents information concerning the nominees for director and continuing directors. All of the following nominees have served as a director of the Company since the Company's formation in November 1993.

           Nominees for Director for Three-Year Term Expiring in 1999
                                                                      Director
                                 Position with the Company          of the Bank
Name                   Age       and Principal Occupation              Since
- - ----                   ---       ------------------------              -----

Michael D. Jensen       46       Director  of  the Company and  the     1986
                                 Bank;  President  and  director  of
                                 Amery Telcom, Inc., a communications
                                 company,  since  1983;  Director of
                                 Apple River Hospital, Amery, Wisconsin
                                 since  1984.

Donald M. Michels       69       Director of the Company  and  the      1987
                                 Bank;  Prior to his  retirement,  he
                                 served from  1977-1991  as President
                                 of   Holy   Family   Hospital,   New
                                 Richmond, Wisconsin.



         The affirmative vote of a plurality of the votes cast is required for the election of directors. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the election of the above-described nominees. The Board of Directors recommends that you vote FOR the election of each of the nominees for director.

                INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                                                      Director
                                 Position with the Company          of the Bank
Name                 Age         and  Principal Occupation             Since
- - ----                 ---         -------------------------             -----

                      Directors Whose Terms Expire in 1997

Gerald J. Ahlin            63    Director of the Company and  the       1985
                                 Bank;  Prior to  his  retirement,
                                 from  1959   to  1992, he  was  a
                                 business  and  economics  teacher
                                 for   the  Amery  Public Schools,
                                 Amery, Wisconsin.

Brian L. Beadle            53    President, Chief Executive Officer,    1976
                                 Chief     Financial Officer,  and
                                 Director   of   the   Company  and
                                 the  Bank;  from 1974 to 1984, he
                                 served  as  Vice President of the
                                 Bank;  joined   the  Bank in 1970.

                      Directors Whose Terms Expire in 1998

Vern E. Albrecht           67    Director of  the Company and the       1989
                                 Bank;  Prior  to  his  retirement,
                                 from  1971  to   1989,  he  was a
                                 President, Chief Executive Officer
                                 and principal owner of  Nova Tran
                                 Corporation, an electronics  and
                                 and    medical     manufacturing
                                 company,  Clear Lake, Wisconsin.


James A. Counter           55    Director of  the Company  and  the     1995
                                 Bank;  Owner   of   J.A.  Counter
                                 &  Associates, Inc., an  insurance,
                                 financial planning  and investment
                                 brokerage located in New Richmond,
                                 Wisconsin.

Norman M. Osero            57    Director of  the  Company and  the     1992
                                 Bank; President of Dynatronix, Inc.,
                                 Amery,  Wisconsin,  an  electronic
                                 manufacturing  company  since 1979:
                                 Vice President of Amery   Technical
                                 Products,  Inc., Amery, Wisconsin,
                                 a  subcontractor  manufacturing
                                 company, since 1984.

                                    MATTER 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Company's independent auditors for the fiscal year ended March 31, 1996, were Keller & Yoder. The Board of Directors of the Company has reappointed Keller & Yoder to perform the audit of the Company's financial statements for the fiscal year ending March 31, 1997. A representative of Keller & Yoder will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate question from the Company's shareholders.

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and voted at the Annual Meeting is required for ratification of the selection of auditors. The Board of Directors recommends a vote FOR ratification of the appointment of Keller & Yoder as the independent auditors of the Company.

                    MEETINGS OF THE BOARD AND ITS COMMITTEES

         The Company was incorporated on November 3, 1993. Regular meetings of the Board of Directors are held on a monthly basis. During the fiscal year ended March 31, 1996, the Board of Directors of the Company held twelve regular meetings and one special meeting. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held and the total number of committee meetings on which such director served during the fiscal year ended March 31, 1996.

         The Board of Directors of the Company has a standing joint Audit Committee with the Bank. For the fiscal year ended March 31, 1996, the Audit Committee of the Company and the Bank consisted of Directors Vern E. Albrecht, Donald M. Michels and James A. Counter, who were neither officers nor employees of the Company nor the Bank ("Outside Directors"). The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent auditors and reviews with the independent auditors the Company's management policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews and evaluates the independence of the Company's auditors, approves services rendered by such auditors and recommends to the Board the engagement, continuation or discharge of the Company auditors. The Company's Audit Committee met once during the fiscal year ended March 31, 1996.

         For the fiscal year ended March 31, 1996, the Compensation Committee of the Board of Directors of the Company consisted of Directors Michael D. Jensen, Norman M. Osero and Gerald J. Ahlin. The Company did not pay separate compensation to its officers during the fiscal year ended March 31, 1996. All compensation was paid by the Bank and the compensation policies were determined by the Compensation Committee of the Bank. The Compensation Committee of the Company met twice during the fiscal year ended March 31, 1996. In June 1996, the Compensation Committee of the Company met to ratify compensation decisions made by the Bank during the fiscal year ended March 31, 1996. In August 1996, the Compensation Committee of the Company met to grant stock options and shares of common stock under the Company's stock related benefit plans.

         For the fiscal year ended March 31, 1996, the Nominating Committee of the Board of Directors of the Company consisted of Directors Brian L. Beadle, James A. Counter and Vern E. Albrecht. In May 1996, the Nominating Committee recommended nominees for directors to stand for election at the Annual Meeting to the Board of Directors. In April 1995, the entire Board of Directors acted as a Nominating Committee for the selection of nominees for directors for the Annual Meeting held in 1995, so the Nominating Committee did not meet during the fiscal year ended March 31, 1996. The Company's By-Laws allow for shareholder nominations of directors and require such nominations be made pursuant to timely notice in writing to the Secretary of the Company. See "Shareholder Proposals for the 1997 Annual Meeting."

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

         During the fiscal year ended March 31, 1996, the Company did not pay separate compensation to its executive officers. Separate compensation will not be paid to officers of the Company until such time as the officers of the Company devote significant time to separate management of Company affairs. This is not expected to occur until the Company becomes actively involved in additional significant business beyond that of the Bank. The following table summarizes the total compensation earned by the Bank's Chief Executive Officer. The Bank's next highest paid executive officer's compensation (salary and bonus) did not exceed $100,000 for the Bank's fiscal years ended March 31, 1996, 1995 or 1994.

                           SUMMARY COMPENSATION TABLE


                                                              Long-Term Compensation
                                                              ----------------------
                                                                     Awards
                                                                     ------

                                   Annual Compensation(1)     Value of     Number         All
                                                              Restricted   of Shares      Other
                                   -----------------------    Stock        Subject to     Compen-
Name and Principal Position        Year   Salary    Bonus(2)  Awards(3)    Options(4)     sation(5)
- - ---------------------------        ----   ------    --------  ---------    ------------   ---------

Brian L. Beadle................    1996   $77,684   $3,750    $215,586     41,300         $23,059
    President,  Chief Executive    1995    74,058     --                                    7,406
    Officer and Chief Financial    1994    71,265    3,500                                  7,476
    Officer   of  the  Company
    and the Bank
- - -------------------------------

(1)  Perquisites  and  other personal  benefits provided to the named executive officer by the Bank did not exceed the lesser of $50,000 or 10% of named executive officer's  total  annual salary and bonus during the  fiscal  years indicated, and accordingly, are not included.
(2)  Bonuses  paid  during  the  fiscal years  ended  March 31, 1994  and 1996  were discretionary.
(3)  The amount shown in this column  represents the value of shares of Common Stock awarded  under the  Northwest  Equity  Corp. Incentive  Plan  (the "Incentive  Plan") during the fiscal  year ended  March 31, 1996, calculated  by  multiplying  the value of the Common Stock on  the date of grant by the number of  shares awarded.  The number  and  vesting  schedule for  the shares
     awarded to Mr. Beadle are as  follows:  (i)6,883 - (10-10-96);  (ii) 6,883 - (10-10-97);   and
     (iii)6,884-(10-10-98).  At March 31, 1996, the aggregate value of restricted(unvested)  shares awarded to Mr. Beadle under the Incentive Plan was $215,586 based on  20,650 restricted shares
     and the value  of the  shares of  Common  Stock on that  date ($10.44).  Mr. Beadle   received
     cash dividends in the amount of  $3,717 on the  restricted shares during the fiscal year ended
     March 31, 1996. Recipients of awards under the Incentive Plan are  entitled to  payment of any dividends on unvested shares of Common Stock.
(4)  The amount shown in this column  represents the total number of shares of Common Stock subject to options  granted (both vested and unvested)  under the Northwest Equity Corp.  Stock Option
     Plan (the "Stock  Option   Plan") during the year ended March 31, 1996.
(5)  The amounts shown in this column for the fiscal years ended March 31,  1994 and 1995 represent the Bank's contribution on behalf of the named  executive officer under the Northwest  Savings
     Bank Money  Purchase  Pension Plan (the "Pension Plan").  The amount shown for the fiscal year ended  March  31, 1996,  is  derived  from  the  following  figures:  (i) $18,987 - ESOP contribution  (based  upon  the  value  of  the  shares of  Common  Stock at  March 31, 1996);
     (ii)$4,072-Pension Plan contribution.

Employment Agreements

         In connection with the Bank's conversion from mutual to stock form in October 1994 (the "Conversion"), the Bank entered into a three-year employment agreement with Mr. Brian L. Beadle and a one-year employment agreement with Mr. James L. Moore. The term of these agreements may be restored to the full three and one year terms, as applicable, by action of the Board of Directors in connection with the Board's annual performance evaluation. These employment agreements were restored on February 13, 1996 by action of the Board of Directors to full terms and the base salaries were changed to reflect current salaries. These employment agreements are intended to ensure that the Bank maintains stable and competent management. Under these agreements, the base salary for Brian L. Beadle is $78,500 and $51,860 for James L. Moore. Base salaries may be increased by the Board of Directors of the Bank, but may not be reduced except as part of a general pro rata reduction in compensation for all executive officers. In addition to base salary, the agreements provide for payments from other Bank incentive compensation plans, and provide for other benefits, including participation in any group health, life, disability or similar insurance program and in any pension, profit-sharing, employee stock ownership plan, deferred compensation, 401(k) or other retirement plans maintained by the Bank. The agreements also provide for participation in any stock-based incentive programs made available to executive officers of the Bank. The agreements may be terminated by ;the Bank upon death, disability, or retirement; for cause at any time; or in certain events specified by regulations issued by the Office of the Wisconsin Commissioner of Savings and Loan (the "Commissioner"). If the Bank terminates the agreements other than for death, disability, retirement or cause (or a change of control as defined below), the executive is entitled to continuation of his compensation and benefits (based on the highest compensation within three years preceding termination) for the remainder of the employment term together with other compensation and benefits in which he was vested at the termination date.

         The agreements provide for severance payments if the executive's employment terminates following a change in control. Under the agreements, a "Change of Control" is generally defined to include any change in control required to be reported under the federal securities laws as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities, or (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors at the beginning of such period. In the event of a Change of Control, the executive shall receive severance pay in the form of one year's base salary (based upon the executive's highest base salary within three years preceding termination). In the event of a Change in Control, the executive shall receive severance pay in the form of one year's base salary (based upon the executive's highest base salary within three years preceding the date of termination). Assuming a Change in Control occurred as of March 31, 1996, Messrs. Beadle and Moore would be entitled to severance pay in the amounts of $78,500 and $51,860, respectively, or $130,360 in the aggregate. In addition, the executive is entitled to all qualified retirement and other benefits in which the executive was vested and additional retirement benefits under all qualified  plans that the executive  would have been entitled had such executive continued employment through the then-remaining employment term. If the severance payments following a Change in Control would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the present value of such "parachute payments" equals or exceeds three times the executive's average annualized includable income for the five calendar years preceding the year in which a Change in Control occurred, the severance payments shall be reduced to an amount equal to the present value of 2.99 times the average annual compensation paid to the executive during the five calendar years immediately preceding such Change in Control. If total payments following a Change in Control constitute excess parachute payments under Section 280G of the Internal Revenue Code, it could result in the imposition of an excise tax on the recipient and denial of an income tax deduction for such excess amounts to the Bank and the Company. The employment agreements provide that benefits payable to the executive under a Change in Control may, at the election of the executive, be reduced to an amount necessary to prevent imposition of an excise tax.

Benefits

         Insurance Plans

         All full-time employees of the Bank are eligible for comprehensive health insurance commencing upon the completion of three full months of employment with the Bank. After three full months of employment, full-time employees are covered as a group for life insurance and long-term disability insurance. The Bank pays 85% of the cost of health insurance for single coverage and 70% of the cost of health insurance for family coverage. The Bank pays the entire cost of life insurance and long-term disability coverage for all employees.

         Money Purchase Pension Plan

         The Bank maintains the Northwest Savings Bank Money Purchase Pension Plan (the "Pension Plan"), a tax qualified defined contribution plan covering all eligible employees. Employees are eligible to participate after completing a twelve-month period of 1,000 or more hours of employment and attaining age 21. Each plan year, the Bank contributes 5% of each participant's salary to the Pension Plan on behalf of those participants who have completed 1,000 hours of service during the plan year and are employed at the end of the plan year. Benefits generally become 5% vested after one year of service, 10% vested after two years of service, 15% vested after three years of service, 20% vested after four years of service and 100% vested after five years of service. Distributions from the Pension Plan are made upon termination of service in an annuity, a lump sum or in installments over a period not exceed the greater of the life expectancy of the participant or the life expectancy of the joint survivor of the participant and his designated beneficiary. Under the Pension Plan, a separate account is established for each participating employee. The Pension Plan's trustee is the Emjay Corporation.

          Employee Stock Ownership Plan and Trust

         The Bank has established for eligible employees the ESOP. As part of the Conversion, the ESOP borrowed funds from the Company to purchase 10% of the Common Stock issued in the Conversion, or 103,250 shares of Common Stock. Collateral for the loan is the Common Stock purchased by ;the ESOP. The Bank will make scheduled discretionary cash contributions to the ESOP sufficient to amortize the principal and pay the interest on the loan. The loan will be repaid principally from the Bank's contributions to the ESOP over a period of seven years. The interest rate payable on the ESOP loan is 8% simple interest compounded annually. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among participants on the basis of compensation. Benefits generally become 5% vested after one year of service, 10% vested after two years of service, 15% vested after three years of service, 20% vested after four years of service and 100% vested after five years of service. Participants also become 100% vested upon death, retirement, early retirement, disability or separation from service. Benefits may be paid either in shares of Common Stock or in cash. As the Bank's contributions to the ESOP are not fixed, benefits payable under the ESOP cannot be estimated.

         In November 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6 - "Employers' Accounting for Employee Stock Ownership Plans" ("SOP"). The SOP is effective for the Company's fiscal year that began April 1995. The SOP requires that shares committed to be released in an accounting period should be reflected in the consolidated financial statements as compensation expense equal to the fair value of the shares committed to be released. The shares generally will be deemed to be committed to be released ratably during an accounting period as the employee performs service. Accordingly, average fair values will be used to determine the amount of compensation expense to be recognized in that period. Thus, as shares increase or decrease in value, earnings will be affected relative to the shares committed to be released in that period. Additionally, the SOP requires that outstanding shares for purposes of computing both primary and fully diluted earnings per share include only those shares scheduled to be released in that or prior periods. Thus, as additional shares are released by the ESOP in future periods, earnings per share may be diluted. Shares of the Company acquired by the ESOP are scheduled to be released over a seven year period commencing in 1996. 15,747 shares of Common Stock held by the ESOP were released on March 31, 1996.

         Emjay Corporation (the "Trustee") is the ESOP trustee. The Compensation Committee may instruct the Trustee regarding investment of funds contributed to the ESOP. The Trustee will vote all allocated shares held in the ESOP in accordance with instructions from participating employees. The Trustee will vote unallocated shares held in the suspense account.

          Northwest Equity Corp. Incentive Plan

         In October 1995, the Company's shareholders approved the Northwest Equity Corp. Incentive Plan (the "Incentive Plan"). The Incentive Plan provides officers and employees of the Company and the Bank with a proprietary interest in the Company and is intended to encourage them to remain with the Company and the Bank. As of March 31, 1996, the Bank had 15 officers and employees participating in the Plan. The Plan acquired 41,300 shares of Common Stock, or 4.0% of the number of shares of Common Stock issued by the Company in connection with the Bank's Conversion.

         The Incentive Plan is administered by the Compensation Committee of the Company, consisting of Directors Gerald J. Ahlin, Michael D. Jensen and Norman
M. Osero. In October 1995, officers and employees of the Bank were granted in the aggregate 41,300 nontransferable and nonassignable shares of Common Stock. The Incentive Plan may be amended to increase the number of shares available for grant; however, if the increase in the number of shares would be deemed to be material under regulations issued by the SEC, such amendment would require shareholder approval. Officers and employees become vested in shares of Common Stock awarded under the Incentive Plan at the rate of approximately 33 1/3% per year on the first, second and third anniversaries of the date of the grant. The vesting schedule for any future awards under the Incentive Plan will be determined by the Compensation Committee of the Company at the time of the award. Awards will be 100% vested upon termination of employment due to death, disability or following a change in control of the Bank or the Company. If an employee terminates employment with the Bank or Company for reasons other than due to death, disability or a change in control of the Bank or the Company, unvested Plan awards will be forfeited.

         In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock awarded (and not sold by the recipient of the award as of the date of the stock split, reverse stock split or stock dividend) and the number of shares of Common Stock available for future awards under the Incentive Plan will be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

          Northwest Equity Corp. 1995 Stock Option Plan

         In October 1995, the Company's shareholders approved the Northwest Equity Corp. 1995 Stock Option Plan (the "Stock Option Plan"). The purpose of the Stock Option Plan is to provide officers, employees and directors of the Company and the Bank with a proprietary interest in the Company; to recognize management, employees and the Board of Directors for their contributions to the success of the Bank; and to incite their future performance and encourage them to remain with the Company and the Bank. Under the Stock Option Plan, all directors, officers and employees of the Company and its subsidiaries are eligible to participate. As of March 31, 1996, the Company had 16 directors, officers and employees participating in the Stock Option Plan. The Stock Option Plan authorizes the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Options"); and (iii) options that are exercisable only upon a change in control of the Bank or the Company ("Limited Rights"). Under the Stock Option Plan, options for a total of 103,251 shares of Common Stock, or 10.0% of the number of shares of Common Stock issued in connection with the Conversion, were made available for granting to eligible participants. As of March 31, 1996, options to purchase 103,251 shares had been granted under the Stock Option Plan and no options to purchase Common Stock were available for future grants. The Stock Option Plan may be amended to increase the number of options available for granting in the future; however, if the increase in the number of shares available for grant is deemed material under regulations issued by the SEC, such amendment would require shareholder approval.

         The following table sets forth certain information concerning the grant of stock options to Mr. Beadle under the Stock Option Plan during the fiscal year ended March 31, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                                -----------------
                                      % of Total
                                      Options
                                      Granted to
                      Options         Employees in     Exercise       Expiration
Name                  Granted(1)      Fiscal Year(2)   Price/share    Date
- - ----                  -----------     --------------   -----------    -----

Brian L. Beadle.......41,300          80.0%            $10.44         10-10-05

- - ------------------

(1) The options granted are subject to a vesting schedule under the Stock Option Plan and are exercisable as follows: (i)9,578 - (10-10-96);
      (ii)9,578 - (10-10-97);  (iii)9,578 - (10-10-98);  (iv)9,578 - (10-10-99),
      (v)2,988 - (10-10-00).
(2) Options to purchase 103,251 shares of Common Stock were granted to eligible participants under the Stock Option Plan during the year ended March 31, 1996, of which options to purchase 51,627 shares were granted to officers and employees.

         The following table sets forth certain information concerning the exercise of stock options granted under the Stock Option Plan by Mr. Beadle during the year ended March 31, 1996, and the number and value of his unexercised stock options at March 31, 1996.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                      Value of
                                                        Number of                   Unexercised
                  Number of                            Unexercised                  In-the-Money
                  Shares                                 Options                      Options
                  Acquired on   Value               At Fiscal Year-End           At Fiscal Year-End(1)
Name              Exercise      Realized(1)     Exercisable  Unexercisable   Exercisable   Unexercisable
- - ----              --------      -----------     -----------  --------------  -----------   -------------
Brian L. Beadle   0             0                    0          41,300           0              n/a
- - --------------- ------------------

(1)   None of  the  unexercised  options  granted to Mr.Beadle were "in-the-money" at March 31, 1996, as the exercise price  of  the options ($10.44)  exceeded the  fair  market value of the options  ($10.38) at
      March 31, 1996.


         Of the options to purchase 51,624 shares of Common Stock granted to the directors of the Company, options grants to individual directors were determined based upon years of service with the Bank. Each non-executive director who had served as a director for a period of one or more years as of the date of shareholder approval in October 1995 were granted options to purchase 10,000 shares of Common Stock. Each non-executive director who served as a director for a period of less than one year as of the date of shareholder approval was granted options to purchase 1,624 shares of Common Stock.

         Under the Stock Option Plan, the Compensation Committee will determine the expiration date (but not later than ten years from the date the option is granted) and the exercise price of the options with respect to employees. With respect to all options granted to directors and the initial grant of options to officers and employees, the expiration date is ten years from the date of grant (October 10, 1995) and the exercise price of the options is the fair market value of the Common Stock on the date of the grant ($10.44). All options granted to employees are intended to be Incentive Stock Options to the extent permitted under Section 422 of the Internal Revenue Code. The exercise price may be paid in cash or shares of Common Stock. No options will be awarded under the Stock Option Plan following the tenth anniversary of approval of the Stock Option Plan by shareholders of the Company. Options will be transferable only by will or the laws of descent and distribution, except that Non-Statutory Options may be transferred to the spouse, children or grandchildren of a participating employee (or a trust for the benefit of such family members).

         Options granted under the Stock Option Plan in October 1995 to employees are intended to vest at the rate necessary to qualify such options as Incentive Stock Options under the Internal Revenue Code. Options granted to non-executive directors vest at the rate of 33 1/3% per year commencing on the first, second and third anniversaries of the date the Stock Option Plan was approved by shareholders. The vesting schedule of options to be granted to non-executive employees in the future, if any, will be determined by the Compensation Committee of the Company.

         In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock subject to options awarded under the Stock Option Plan and the exercise price per share under the option will be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

         No option granted in connection the Stock Option Plan will be exercisable after three months after the date on which the optionee ceases to perform services for the Bank or the Company, except that in the event of death or disability, options may be exercisable for up to one year thereafter or such longer period as determined by the Compensation Committee of the Company. Options held by employees terminated for cause will terminate on the date of termination. Termination "for cause" includes termination due to personal dishonesty, incompetence, willful misconduct, the intentional failure to perform stated duties, breach of fiduciary duty involving personal dishonesty, willful violations of law, the entry of a final cease and desist order or the material breach of any provisions of an employee's employment contract. Options will be immediately exercisable in the event of a change of control. "Change of control" is defined to include the acquisition of beneficial ownership of 25% or more of any class of equity security by a person or group of persons acting in concert, an exchange offer, merger or other form of business combination, a sale of assets or a contested election of directors that results in a change in control of a majority of the Board of Directors of the Company.

         In the event of death, disability or retirement, the Company, if requested by the employee, may elect to pay the employee in exchange for cancellation of the option, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the employee's termination of employment.

Directors' Compensation

         For the fiscal year ended March 31, 1996, each non-employee member of the Board of Directors of the Bank received a $400 monthly directors' fee. The directors of the Company, including Mr. Beadle, also received a $200 monthly directors' fee for Company board meetings attended during the fiscal year ended March 31, 1996.

         In October 1995, Outside Directors Ahlin, Albrecht, Jensen, Michels and Osero each were granted options to purchase 10,000 shares of Common Stock under the Stock Option Plan which are subject to the following vesting schedule: (i) 3,333 -- 10/10/96; (ii) 3,333 -- 10/10/97; and (iii) 3,334 -- 10/10/98. In
addition, Outside Director Counter was granted options to purchase 1,624 shares of Common Stock that are subject to the following vesting schedule: (i) 541 -- 10/10/96; (ii) 541 -- 10/10/97; and (iii) 542 -- 10/10/98.

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         Current federal law requires that all loans or extensions of credit to officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors of the Bank.

         The Bank's policy provides that all loans or extensions of credit to executive officers and directors are to be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and may not involve more than the normal risk of collectibility or present other unfavorable features. All loans since the enactment of current laws were made by the Bank in the ordinary course of business and were not made with favorable terms nor involved more than the normal risk of collectibility or presented unfavorable features.

         The Company and the Bank intend that all transactions in the future between the Company and the Bank and executive officers, directors, holders of 10% or more of the shares of any class of common stock of the Company and affiliates thereof, will contain terms no less favorable to the Company than would have been obtained by them in arms' length negotiations with unaffiliated persons and will be approved by a majority of outside directors of the Company or the Bank, as applicable, not having any interest in the transaction.


                              SECTION 16 COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the shares of Common Stock outstanding, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based upon the review of the information provided to the Company, the Company believes that during the fiscal year ended March 31, 1996, executive officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements.

                SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

         To be considered for inclusion in the proxy statement relating to the Annual Meeting to be held in August 1997, shareholder proposals must be received at the principal executive offices of the Company at 234 Keller Avenue South, Amery, Wisconsin 54001 no later than March 2, 1997. If such proposal is in compliance with all of the requirements of 17 C.F.R. paragraph 240.14a-8 ("Rule 14a-8) of the Rules and Regulations under the Exchange Act, it will be included in the proxy statement and set forth on the appointment form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Shareholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article VII of the Company's Articles of Incorporation. For business to be properly brought before an annual meeting, a shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, to the principal executive offices of the Company not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to the shareholders. A shareholder's notice must set forth certain information in accordance with Article VII of the Company's Articles of Incorporation. The notice must include the shareholder's name and address, as they appear on the Company's record of shareholders, the class and number of shares of the Company's Common Stock beneficially owned by such shareholder, a brief description of the proposed business, the reason for considering such business at the annual meeting and any material interest of the shareholder in the proposed business.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         A copy of the Company's Annual Report or Form 10-KSB (without exhibits) for the fiscal year ended March 31, 1996, as filed with the SEC will be furnished without charge to shareholders of record upon written request to Northwest Equity Corp., Brian L. Beadle, 234 Keller Avenue South, Amery, Wisconsin 54001.

                                         By Order of the Board of Directors

                                         James L. Moore

                                         James L. Moore
                                         Secretary

Amery, Wisconsin
June 26, 1996

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WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
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